[GRAPHIC OMITTED][NATIONAL RESEARCH CORPORATION LOGO]

                                                                 1245 "Q" Street
                                                               Lincoln, NE 68508
                                                            Phone:  402-475-2525
                                                               Fax: 402-475-9061

Contact:      Patrick E. Beans
              Chief Financial Officer
              402-475-2525


                     NATIONAL RESEARCH CORPORATION ANNOUNCES
                              FIRST QUARTER RESULTS


LINCOLN, Nebraska (April 29, 2003) -- National Research Corporation (NASDAQ/NM:NRCI), a leader in healthcare performance measurement, today announced results for the first quarter ended March 31, 2003.

     In commenting on the first quarter results, Michael D. Hays, president and chief executive officer of National Research Corporation, said, "Last year was a record year, and our positive momentum has carried over to generate strong first quarter performance. We continue to benefit from increasing demand in the marketplace for measuring and improving the patient experience."

     Revenues for the first quarter ended March 31, 2003, increased 50% to $6.1 million compared with revenues of $4.0 million for the first quarter of 2002. Net income for the first quarter of 2003 was $921,000, or $0.13 per basic and diluted share, compared with net income of $294,000, or $0.04 per basic and diluted share, in the prior-year quarter.

     Patrick E. Beans, chief financial officer of National Research Corporation, said, "We are pleased with our strong financial results. The combination of increased demand for our services and prudent fiscal policy is having the desired effect on both top line and bottom line growth. Our success during the first quarter makes us optimistic about the remainder of the year and supports our confidence that we will achieve our previously announced guidance of $0.66 per diluted share for full year 2003."

     In closing, Mr. Hays added, "Growth of our core business is tracking at 38% for the last four quarters, and we believe the implementation of the national standard will further enhance that trend. In addition, we have numerous opportunities for expansion, both in the United States and internationally. Quality is no longer just a `buzzword;' it is a meaningful, measurable differentiator of the caliber of service provided by healthcare institutions."


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

NRCI Announces First Quarter Results
Page 2
April 29, 2003

     A listen-only simulcast of National Research Corporation's first quarter conference call will be available online at www.companyboardroom.com on April 30, 2003, beginning at 11:00 a.m. Eastern time. The online replay will follow approximately two hours later and continue for 30 days.

     National Research Corporation, headquartered in Lincoln, Nebraska, is a leading provider of ongoing survey-based performance measurement, analysis and tracking services to the healthcare industry. The Company addresses the growing need of healthcare providers and payors to measure the care outcomes, specifically satisfaction and health status, of their patients and/or members.

     This press release includes "forward-looking" statements related to the Company that can generally be identified as describing the Company's future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company's future results, please see the Company's filings with the Securities and Exchange Commission.


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NRCI Announces First Quarter Results
Page 3
April 29, 2003


                          NATIONAL RESEARCH CORPORATION
                       Unaudited Statements of Operations
                      (In thousands, except per share data)

                                                         Three Months Ended
                                                              March 31,
                                                        --------------------
                                                          2003       2002
                                                        ---------  ---------

Revenues                                                $   6,058  $   4,049
                                                        ---------  ---------

Operating expenses:
    Direct expenses                                         2,816      1,795
    Selling, general and administrative                     1,284      1,273
    Depreciation and amortization                             446        405
                                                        ---------  ---------

        Total operating expenses                            4,546      3,473
                                                        ---------  ---------

        Operating income                                    1,512        576
                                                        ---------  ---------

Other income (expense):
    Interest income                                            69         64
    Interest expense                                         (106)      (106)
    Other, net                                                  4        (67)
                                                        ---------  ---------

        Total other income (expense)                          (33)      (109)
                                                        ---------  ---------

        Income before income taxes                          1,479        467
        Provision for income taxes                            558        173
                                                        ---------  ---------

Net income                                              $     921  $     294
                                                        =========  =========
Net income per share, basic and diluted                 $    0.13  $    0.04
                                                        =========  =========

Weighted average shares outstanding:
    Basic                                                   7,249      7,099
    Diluted                                                 7,296      7,166


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NRCI Announces First Quarter Results
Page 4
April 29, 2003

                          NATIONAL RESEARCH CORPORATION
                            Condensed Balance Sheets
                             (Dollars in thousands)

                                                                     March 31,  Dec. 31,
                                                                       2003      2002
                                                                     --------  ---------
                                     ASSETS
Current Assets:
    Cash and cash equivalents                                        $  1,257  $     991
    Short-term investments                                             10,858      9,987
    Accounts receivable, net                                            5,090      4,579
    Other current assets                                                2,291      2,391
                                                                     --------  ---------
           Total current assets                                        19,496     17,948

Net property and equipment                                             12,419     12,346
Other, net                                                              9,933      8,538
                                                                     --------  ---------

           Total Assets                                              $ 41,848  $  38,832
                                                                     ========  =========
                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
    Accounts payable and accrued expenses                            $  1,026  $     933
    Deferred revenue                                                    4,282      3,277
    Accrued compensation                                                  757        633
    Notes payable                                                         133        132
    Income taxes payable                                                  432         55
                                                                     --------  ---------
           Total current liabilities                                    6,630      5,030

Noncurrent Liabilities                                                  6,235      5,784
                                                                     --------  ---------

           Total Liabilities                                           12,865     10,814
                                                                     --------  ---------

Shareholders' Equity:
    Common stock, $0.001 par value; 20,000,000 shares authorized;
      7,570,302 and 7,560,610 shares issued, respectively;
      7,254,802 and 7,245,110 outstanding, respectively                     8          8
    Additional paid-in capital                                         18,171     18,124
    Retained earnings                                                  12,368     11,447
    Accumulated other comprehensive income (loss)                          32         35
    Treasury stock                                                     (1,596)    (1,596)
                                                                     --------  ---------
           Total shareholders' equity                                  28,983     28,018
                                                                     --------  ---------

           Total Liabilities and Shareholders' Equity                $ 41,848  $  38,832
                                                                     ========  =========

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